Exhibit 99.1

HEI Minneapolis LLC and
HEI Pasadena LLC

Combined Financial Report
Year Ended December 31, 2014

Contents

Independent Auditor's Report	1 – 2

Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations	4

Combined Statement of Changes in Equity	5

Combined Statement of Cash Flows	6

Notes to Combined Financial Statements	7 – 11

Combining Balance Sheet	12

Combining Statement of Operations	13

Independent Auditor's Report

To the Members
HEI Minneapolis LLC and HEI Pasadena LLC

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of HEI Minneapolis LLC and HEI Pasadena LLC (collectively, the Companies), which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of operations, changes in equity and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter
Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audits of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ McGladrey, LLP
Chicago, Illinois
June 1, 2015

HEI Minneapolis LLC and HEI Pasadena LLC

Combined Balance Sheet
December 31, 2014

Assets
Investment in hotel properties, net	$125,885,478
Cash and cash equivalents	5,344,029
Restricted cash	91,003
Accounts receivable	1,529,013
Inventory	139,265
Prepaid expenses	502,161
Other assets	53,286

$133,544,235

Liabilities and Equity
Mortgage payable	$63,000,000
Accounts payable and accrued expenses	2,816,756
Advance deposits	1,095,071
Due to related parties	367,883
Other liabilities	22,014
67,301,724

Equity	66,242,511

$133,544,235

See Notes to Combined Financial Statements.

HEI Minneapolis LLC and HEI Pasadena LLC

Combined Statement of Operations
Year Ended December 31, 2014

Revenue
Rooms	$32,504,264
Food and beverage	11,247,653
Other hotel income	731,117
$44,483,034

Operating Expenses
Rooms	6,170,501
Food and beverage	7,874,318
Other hotel expense	574,069
Administrative and general	3,476,724
Sales and marketing	3,181,227
Property taxes	2,367,593
Franchise fees	1,686,920
Repairs and maintenance	1,432,876
Management fees	1,412,774
Utilities	1,281,699
Insurance	326,149
Rent	250,148
Depreciation	4,290,286
34,325,284

Income from operations	10,157,750

Other expenses
Interest expense	2,561,469
Interest expense - amortization of deferred financing costs	408,917
Unrealized loss on interest rate cap agreements	33,601
3,003,987

Net income	$7,153,763

See Notes to Combined Financial Statements.

HEI Minneapolis LLC and HEI Pasadena LLC

Combined Statement of Changes in Equity
Year Ended December 31, 2014

Balance, January 1, 2014	$47,384,392

Contributions	18,892,750

Distributions	(7,188,394)

Net income	7,153,763

Balance, December 31, 2014	$66,242,511

See Notes to Combined Financial Statements.

HEI Minneapolis LLC and HEI Pasadena LLC

Combined Statement of Cash Flows
Year Ended December 31, 2014

Cash Flows from Operating Activities
Net income	$7,153,763
Depreciation and amortization	4,699,203
Unrealized loss on interest rate cap agreements	33,601
Changes in
Inventories	120,371
Accounts receivable	218,235
Prepaid expenses	(83,820)
Accounts payable and accrued expenses	(69,583)
Advance deposits	(585,401)
Due to related party	(7,321)
Other liabilities	(16,012)
Net cash provided by operating activities	11,463,036

Cash Flows from Investing Activities
Additions to hotel operating property	(2,917,879)
Changes in restricted cash	1,324,916
Net cash used in investing activities	(1,592,963)

Cash Flows from Financing Activities
Repayment of mortgage loan payable	(22,702,168)
Additions to deferred financing costs	(344,238)
Purchase of interest rate cap	(49,850)
Member capital contributions	18,892,750
Member capital distributions	(7,188,394)
Net cash used in financing activities	(11,391,900)

Decrease in cash and cash equivalents	(1,521,827)

Cash and cash equivalents
Beginning of year	6,865,856

End of year	$5,344,029

Supplemental Disclosures of Cash Flow Information
Interest paid	$2,390,956

See Notes to Combined Financial Statements.

HEI Minneapolis LLC and HEI Pasadena LLC
Notes to Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
The accompanying combined financial statements of HEI Minneapolis LLC and HEI Pasadena LLC (collectively, the Companies) include the accounts of the single member entities below and their wholly-owned subsidiaries.

Company	Sole Member

HEI Minneapolis LLC	HEI Hospitality Fund Holdings LP
HEI Pasadena LLC	HEI Pasadena Holding LLC

HEI Minneapolis LLC (HEI Minneapolis) was formed on February 3, 2006 to acquire and operate the Westin Minneapolis located in Minneapolis, Minnesota (the Minneapolis Hotel). The Minneapolis Hotel is a 214-room hotel, with a restaurant and bar, lounge, fitness center, business center, and indoor pool.

HEI Pasadena LLC (HEI Pasadena) was formed on April 7, 2011 to acquire and operate the Westin Pasadena, located in Pasadena, California (the Pasadena Hotel). The Pasadena Hotel is a 350-room full-service hotel with a restaurant and bar, outdoor swimming pool and whirlpool, fitness center, and indoor meeting and function space.

The accompanying combined financial statements are presented on a combined basis as HEI Minneapolis and HEI Pasadena are under common management and common ownership for all periods presented.

All profits, losses, distributions and contributions are allocated in accordance with the provisions of the respective limited liability company agreements.

On February 12, 2015 and March 19, 2015, the Minneapolis Hotel and the Pasadena Hotel, respectively, were sold to a third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The combined financial statements present the financial position, results of operations, and cash flows of the Companies by combining the accounts of HEI Minneapolis and HEI Pasadena. All intercompany accounts and transactions have been eliminated in the combined presentation.

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents: The Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.  The Companies maintain cash balances at various federally insured financial institutions.  The Companies’ credit risk with respect to such balances is all amounts on deposit in excess of federally insured limits.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements.

HEI Minneapolis LLC and HEI Pasadena LLC
Notes to Combined Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at management’s estimate of the amounts that will ultimately be collected. On a periodic basis, the Companies evaluate their accounts receivable and establish an allowance for doubtful accounts, when deemed necessary, based on their history of past write offs, collections and current credit conditions.  At December 31, 2014, there was no allowance for doubtful accounts recorded.

Inventories: Inventories consist of food, beverage, and supplies and are stated at the lower of cost or market.

Investment in hotel properties and depreciation: Investments in hotel properties including land, building and improvements, and furniture, fixtures, and equipment were initially recorded at fair value pursuant to the application of the relevant purchase accounting standards for the respective properties in accordance with GAAP.  Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets: 40 years for the buildings, 20 to 40 years for the building improvements, 20 years for land improvements, and 3 to 5 years for furniture, fixtures, and equipment.

Impairment of long lived assets: The Companies review long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the year ended December 31, 2014.

Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount and depreciation ceases at the time the assets are classified as held for sale. Upon the sale or retirement of the hotels, the cost and related accumulated depreciation will be removed from the Companies' accounts and any resulting gain or loss will be included in the combined statement of operations.

Derivative instruments: The Companies' derivative instruments consist of interest rate cap agreements. The Companies have valued the interest rate caps and have determined that the value is nominal.

Deferred costs: Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method.

Advance deposits: The Companies defer advances received for rooms, group reservations, banquets, food and beverage, and other property operations in advance of providing the related services. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

HEI Minneapolis LLC and HEI Pasadena LLC
Notes to Combined Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Fair value of financial instruments: The Companies have financial instruments, none of which are held for trading purposes. The Companies estimate that the fair value of all financial instruments at December 31, 2014 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying combined balance sheet. The estimated fair value amounts have been determined by the Companies using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Companies could realize in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The Companies' financial instruments also includes cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost which approximates fair value due to the short-term maturity of these instruments.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: The Companies expense all selling and marketing, including production cost of print, radio, television, and other advertisements, as incurred. The Companies incurred sales and marketing costs of $3,181,227 for the year ended December 31, 2014.

Presentation of sales tax: The Companies collect sales tax from all nonexempt customers and remits the entire amount to the respective state tax jurisdiction upon collection from the customer.  The Companies’ accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Income taxes: The Companies have elected to be taxed as a limited liability company and as such do not pay income taxes on their taxable income. Instead, the Members are liable for income taxes that result from the taxable income of the Companies. The Companies are subject to the statutory requirements of the state in which they conduct business.

The Companies evaluate tax positions taken or expected to be taken in the course of preparing the Companies' tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the year ended December 31, 2014, management has determined that there are no material uncertain income tax positions.

Tax returns filed by the Companies generally are subject to examination by U.S. and state taxing authorities for years ended after December 31, 2011.

Note 3.	Investment in Hotel Properties
At December 31, 2014, investment in hotel properties consists of the following:

Land	$11,157,119
Buildings and improvements	126,598,732
Furniture, fixture and equipment	12,964,552
150,720,403
Less accumulated depreciation	(24,834,925)
Investment in hotel properties, net	$125,885,478

Depreciation expense charged to operations for the year ending December 31, 2014 was $4,290,286.

HEI Minneapolis LLC and HEI Pasadena LLC
Notes to Combined Financial Statements

Note 4.	Mortgage Payable
HEI Minneapolis
On April 26, 2007, in conjunction with the acquisition of the Westin Minneapolis, HEI Minneapolis obtained a first mortgage loan, with a maximum principal amount of $33,300,000. The loan was collateralized by a mortgage on the Minneapolis Hotel as well as an assignment of rights to all other assets and income. The loan had an initial maturity date of May 9, 2010.

On May 7, 2010, HEI Minneapolis and the lender entered into an extension and modification of the loan (Modification). The maturity date of the loan was extended to May 9, 2013. The terms of the Modification include a one-year renewal option. The renewal option was executed on March 25, 2013, extending the maturity date to May 9, 2014. At the end of the renewal period, an amendment to the loan agreement was entered to extend the maturity date to December 31, 2014.

Pursuant to the terms of the Modification, the loan bears interest at 30-day London Interbank Offered Rate (LIBOR) plus a spread of 2.5 percent. Monthly payments of interest and principal are due based on available cash flow, as defined in the Modification agreement. The loan was paid in full in December 2014.

HEI Pasadena
On May 26, 2011, in conjunction with the acquisition of the Pasadena Hotel, HEI Pasadena obtained a first mortgage loan, with a maximum principal amount of $64,000,000. The loan consisted of two notes, an A Note and a B Note. The A Note was allocated a principal balance of $50,000,000 and bore interest at the 30-day LIBOR plus a spread of 3.92 percent. The B Note was allocated a principal balance of $14,000,000 and bore interest at the 30-day LIBOR plus a spread of 10 percent.

On December 31, 2013, HEI Pasadena and the lender amended and restructured the loan agreement such that B Note was extinguished and A Note amended and restated to evidence the restructured loan in the principal amount of $63,000,000. The restructured loan bears interest at the 30-day LIBOR plus a spread of 3 percent (3.15 percent at December 31, 2014).

In accordance with the loan agreements, HEI Pasadena entered into an Interest Rate Cap Agreement under the notes payable in order to cap the underlying LIBOR rate of the loans at 3.5 percent. The notional amount of the interest rate cap agreement is $63,000,000. The interest rate cap was scheduled to terminate on December 31, 2016.

On March 19, 2015, the mortgage loan was fully paid off in connection with the sale of the Pasadena Hotel.

Note 5.	Related Party Transactions
HEI Minneapolis
HEI Minneapolis engaged an affiliate of the sole member (the Management Affiliate) to perform property management (the Management Agreement) and other services for the Minneapolis Hotel. The term of the agreement is 15 years, beginning in April 2007. Pursuant to the terms of the agreement, the Management Affiliate receives a base annual management fee of 3 percent of gross operating revenues of the Minneapolis Hotel, as defined in the Management Agreement, and an incentive fee as calculated per the terms of the Management Agreement. For the year ended December 31, 2014, base management fees were $453,496 of which $25,725 were due to the Management Affiliate as of December 31, 2014 and included within accounts payable and accrued expenses within the accompanying combined balance sheet. No incentive fees from the Minneapolis Hotel were incurred during the year ended December 31, 2014.

HEI Minneapolis LLC and HEI Pasadena LLC
Notes to Combined Financial Statements

Note 5.	Related Party Transactions (Continued)
HEI Pasadena
HEI Pasadena engaged an affiliate of the sole member (the Management Affiliate) to perform property management (the Management Agreement) and other services for the Pasadena Hotel. The term of the agreement is 15 years, beginning in August 2011. Pursuant to the terms of the agreement, the Management Affiliate receives a base annual management fee of 3 percent of gross operating revenues of the Westin Pasadena, as defined in the Management Agreement and an incentive fee as calculated per the terms of the Management Agreement. For the year ended December 31, 2014, base management fees were $880,912 of which $68,129 were due to the Management Affiliate as of December 31, 2014 and included within accounts payable and accrued expenses within the accompanying combined balance sheet. Incentive fees incurred from the Pasadena Hotel were $78,366 during the year ended December 31, 2014

Note 6.	Franchise Agreement
HEI Minneapolis
HEI Minneapolis operates its hotel as a Westin Hotel pursuant to a franchise agreement with Westin Hotel Management, L.P. for a fifteen-year period beginning May 2007.  In accordance with the terms of the agreement, HEI Minneapolis is required to pay monthly franchise fees equal to 5 percent of gross room sales, plus 2 percent of gross food and beverage sales.  Additionally, HEI Minneapolis pays a marketing fee equal to 2 percent of gross room sales, as well as certain reservation charges. There are no minimum payments due during the term of the agreement. Franchise fees incurred for the year ended December 31, 2014 were $527,278 of which $83,136 was payable at December 31, 2014 and included within accounts payable and accrued expenses within the accompanying combined balance sheet.

HEI Pasadena
HEI Pasadena operates its hotel as a Westin Hotel pursuant to a franchise agreement with Westin Hotel Management, L.P. for a ten-year period beginning August 2011.  In accordance with the terms of the agreement, HEI Pasadena is required to pay monthly franchise fees equal to 5 percent of gross room sales, plus 2 percent of gross food and beverage sales.  Additionally, HEI Pasadena pays a marketing fee equal to 2 percent of gross room sales, as well as certain reservation charges. There are no minimum payments due during the term of the agreement. Franchise fees incurred and paid for the year ended December 31, 2014 were $1,159,642. There was no franchise fees payable at December 31, 2014

Note 7.	Litigation
The Companies may be involved from time to time in litigation arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Companies’ financial position, results of operations, or liquidity.

Note 8.	Subsequent Event
On February 12, 2015 and March 19, 2015, the Minneapolis Hotel and the Pasadena Hotel, respectively, were sold to an unaffiliated third party, for a purchase price of $66,400,000 and $142,500,000, respectively.

The Companies evaluated subsequent events for potential recognition and/or disclosures in the combined financial statements through June 1, 2015, the date the combined financial statements were available to be issued.

HEI Minneapolis LLC and HEI Pasadena LLC

Combining Balance Sheet
December 31, 2014
See Independent Auditor's Report

	HEI Minneapolis, LLC	HEI Pasadena, LLC	Combined
Assets
Investment in hotel properties
Land	$4,090,000	$7,067,119	$11,157,119
Building and improvements	32,321,809	94,276,923	126,598,732
Furniture, fixtures and equipment	6,970,177	5,994,375	12,964,552
	43,381,986	107,338,417	150,720,403
Accumulated depreciation	(11,760,283)	(13,074,642)	(24,834,925)
Investment in hotel properties, net	31,621,703	94,263,775	125,885,478

Cash and cash equivalents	2,505,071	2,838,958	5,344,029
Restricted cash	-	91,003	91,003
Accounts receivable	273,554	1,255,459	1,529,013
Inventory	57,906	81,359	139,265
Prepaid expenses	100,270	401,891	502,161
Other assets	14,086	39,200	53,286

	$34,572,590	$98,971,645	$133,544,235

Liabilities and Equity
Mortgage payable	$ -	$63,000,000	$63,000,000
Accounts payable and accrued expenses	702,872	2,113,884	2,816,756
Advance deposits	42,028	1,053,043	1,095,071
Due to related parties	367,883	-	367,883
Other liabilities	-	22,014	22,014
	1,112,783	66,188,941	67,301,724

Equity	33,459,807	32,782,704	66,242,511

	$34,572,590	$98,971,645	$133,544,235

HEI Minneapolis LLC and HEI Pasadena LLC

Combining Statement of Operations
Year Ended December 31, 2014
See Independent Auditor's Report

	HEI Minneapolis, LLC	HEI Pasadena, LLC	Combined
Revenue
Rooms	$11,573,903	$20,930,361	$32,504,264
Food and beverage	3,324,145	7,923,508	11,247,653
Other hotel income	220,424	510,693	731,117
	15,118,472	29,364,562	44,483,034

Operating Expenses
Rooms	2,312,162	3,858,339	6,170,501
Food and beverage	2,641,472	5,232,846	7,874,318
Other hotel expense	183,379	390,690	574,069
Administrative and general	1,288,604	2,188,120	3,476,724
Sales and marketing	1,150,553	2,030,674	3,181,227
Property taxes	986,334	1,381,259	2,367,593
Franchise fees	527,278	1,159,642	1,686,920
Repairs and maintenance	496,031	936,845	1,432,876
Management fees	453,496	959,278	1,412,774
Utilities	419,631	862,068	1,281,699
Insurance	50,562	275,587	326,149
Rent	55,739	194,409	250,148
Depreciation	1,082,059	3,208,227	4,290,286
	11,647,300	22,677,984	34,325,284

Income from operations	3,471,172	6,686,578	10,157,750

Other expenses
Interest expense	529,922	2,031,547	2,561,469
Interest expense - amortization of deferred financing costs	344,238	64,679	408,917
Unrealized loss on interest rate cap agreements	-	33,601	33,601
	874,160	2,129,827	3,003,987

Net income	$2,597,012	$4,556,751	$7,153,763